UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒    Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

DOW 30SM PREMIUM & DIVIDEND INCOME FUND INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.01

(2)	Aggregate number of securities to which transaction applies:

                 shares of Common Stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Important Proxy Materials Requiring Immediate Attention

Dow 30SM Premium & Dividend Income Fund Inc. (the “Fund”)

Correction Materials

This page corrects information contained in the proxy materials dated September 28, 2007 with respect to a special shareholders’ meeting of the Fund to be held on November 13, 2007. The following correct information replaces the disclosure applicable to the Fund on page E-1:

Fund	Shares Outstanding as of Record Date
Dow 30 Premium	11,554,133

Please review. You may vote your proxy today by doing the following:

By Phone

Please call Broadridge Financial Solutions, Inc. toll-free at (877) 333-2259.

By Mail

Simply return your executed proxy card in the envelope provided.

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